Exhibit 99.1

LUMBER LIQUIDATORS ANNOUNCES MANAGEMENT CHANGES

TOANO, VA., May 21, 2015 - Lumber Liquidators (NYSE: LL) today announced that Robert M. Lynch unexpectedly notified the Company of his resignation as the Company’s President and Chief Executive Officer. The Company intends to commence a national search for Mr. Lynch’s replacement. In the interim, Thomas D. Sullivan, the Company’s Founder, will serve as the acting chief executive officer of the Company.

The Company also announced today that John M. Presley, the Company’s lead independent director, has been appointed as non-executive chairman of the board of directors. Both appointments are effective immediately. The board of directors also accepted Mr. Lynch’s resignation as a director of the Company.

Mr. Sullivan said, “I am really proud of the LL Team and I look forward to working with them and providing our customers with the best hardwood floors at the best prices as we have since I founded the Company over 20 years ago.”

About Lumber Liquidators

With more than 355 locations, Lumber Liquidators is North America's largest specialty retailer of hardwood flooring. The Company features more than 400 top quality flooring varieties, including solid and engineered hardwood, bamboo, cork, laminate and resilient vinyl. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain your new floor. Every location is staffed with flooring experts who can provide advice and useful information about Lumber Liquidators' low priced product, much of which is in stock and ready for delivery.

With premier brands including Bellawood and Morning Star Bamboo, Lumber Liquidators' flooring is often featured on popular television shows such as HGTV's Dream Home and This Old House. For more information, please visit www.LumberLiquidators.com or call 1.800.HARDWOOD.

Lumber Liquidators aims to be the industry leader in sustainability. For more information, please visit www.LumberLiquidators.com/Sustainability. Learn more about our corporate giving program at LayItForward.LumberLiquidators.com. You can also follow the Company on Facebook and Twitter.

Forward-Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements in this report may include, without limitation, statements regarding the intention to conduct additional investigation and review in connection with certain customer’s indoor air quality tests, and providing of update of the test results. The Company’s actual results could differ materially from those projected in or contemplated by the forward-looking statements as a result of potential risks, uncertainties and other factors including, but not limited to, the ability to collect necessary additional information from applicable customers in connection with initial indoor air quality test results; ability of the labs to process the samples; and the Company’s ability to verify information provided to it by the labs. The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding these additional risks and uncertainties is contained in the Company’s other reports filed with the Securities and Exchange Commission, including the Item 1A, “Risk Factors,” section of the Form 10-K for the year ended December 31, 2014 and the Form 10Q for the quarter ended March 31, 2015.

For further information contact:

Lumber Liquidators Investor Relations
Ashleigh McDermott
Tel: 757.566.7512